Exhibit 32.3

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

                I, Gregg Buckbinder, certify that (i) the Annual Report of Global Macro Trust (the “Trust”) on Form 10-K for the period ending December 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

/s/ Gregg Buckbinder
Gregg Buckbinder
Chief Financial and Operating Officer
Millburn Ridgefield Corporation
Managing Owner, Global Macro Trust
March 30, 2009